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                                METALS USA, INC.

                                  EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of the Metals USA, Inc. Union 401(k) Plan (the "Plan") on Form 11-K for the year-ended December 31, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned, as a member of the Metals USA, Inc. Union 401(k) Plan Administrative Committee, certify that:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Plan.


      Dated:  July 1, 2003


                                        /s/  JOHN A HAGEMAN
                                        -----------------------------------
                                        Name:  John A. Hageman
                                        Title: Member of the Administrative
                                               Committee of the Plan

                                        /s/  TERRY L. FREEMAN
                                        -----------------------------------
                                        Name:  Terry L. Freeman
                                        Title: Member of the Administrative
                                               Committee of the Plan